U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 16, 2004

Commission File No. 0-23965

ENTRUST FINANCIAL SERVICES, INC.
(Exact name of small business issuer as specified in its charter)

COLORADO	84-1374481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6795 E. Tennessee Ave.
5th Floor
Denver, Colorado 80224
(Address of principal executive offices)

Issuer's telephone number: (303) 322-6999

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Entrust Financial Services, Inc, its predecessors and its subsidiaries.

Item 1.02

Termination of a Material Agreement

On September 9, 2004, Guaranty Bank and Trust Company notified the Company that the Mortgage Services Agreement and the Special Funding Addendum would terminate on October 1, 2004.

The Company entered into the Mortgage Services Agreement on October 30, 2002 and the Special Funding addendum on January 9, 2004. By mutual understanding, the Company and Guaranty Bank agreed to early termination of the Agreement. The Company has been approved to continue to operate as a Correspondent for Guaranty Bank and Trust Company.

The Company is actively pursuing a replacement facility but expects to continue at its current loan funding levels with its remaining resources. In any case, the Company will attempt to acquire a replacement facility prior to October 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2003

Entrust Financial Services Inc.

By: /s/ Scott J. Sax Scott J. Sax President